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                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT



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
                                                For the Year Ended December 31,
                                           ---------------------------------------
                                              1999           1998          1997
                                           ----------     ----------    ----------
Net Investment (Loss) Income               $ (279,357)    $   57,840    $  831,359
                                                                        ----------
Percentage Allocable to Limited Partners          100%            99%           99%
                                           ----------     ----------    ----------

Net Investment (Loss) Income
    Allocable to Limited Partners          $ (279,357)    $   50,899    $  823,045
                                           ==========     ==========    ==========

Weighted Average Number of Limited
    Partnership Units Outstanding             932,412      1,010,959     1,095,362
                                           ==========     ==========    ==========

Net Investment (Loss) Income
    Per Limited Partnership Unit           $     (.30)    $      .05    $      .75
                                           ==========     ==========    ==========
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